Exhibit 21

ST. JUDE MEDICAL, INC.

SUBSIDIARIES OF THE REGISTRANT
as of 12/31/05

St. Jude Medical, Inc. Wholly Owned Subsidiaries:

•	Pacesetter, Inc. – Sylmar, California, Scottsdale, Arizona and Maven, South Carolina (Delaware corporation) (doing business as St. Jude Medical Cardiac Rhythm Management Division)

•	St. Jude Medical S.C., Inc. – Austin, Texas (Minnesota corporation)
–	Bio-Med Sales, Inc. (Pennsylvania corporation)
–	Pacesetter Associates II, Inc. (Ohio corporation)
–	Pacesetter Associates, Inc. (Ohio corporation)

•	St. Jude Medical Europe, Inc. – St. Paul, Minnesota (Delaware corporation)
–	Brussels, Belgium branch

•	St. Jude Medical Canada, Inc. – Mississauga, Ontario and St. Hyacinthe, Quebec (Ontario, Canada corporation)

•	St. Jude Medical (Shanghai) Co., Ltd. – Shanghai, China (Chinese corporation)
–	Beijing, Shanghai and Guangzhou representative offices

•	St. Jude Medical (Hong Kong) Limited – Central, Hong Kong (Hong Kong corporation)
–	Beijing, China representative office
–	Korean and Taiwan branch offices
–	Mumbai, New Delhi, Calcutta, Chennai and Bangalore, India branch offices
–	Singapore representative office

•	St. Jude Medical, Inc., Cardiac Assist Division – St. Paul, Minnesota (Delaware corporation) (Assets of St. Jude Medical, Inc., Cardiac Assist Division sold to Bard 1/19/96)

•	St. Jude Medical Australia Pty., Ltd. – Sydney, Australia (Australian corporation)

•	St. Jude Medical Brasil, Ltda. – Sao Paulo and Belo Horizonte, Brazil (Brazilian corporation)

•	St. Jude Medical, Daig Division, Inc. – Minnetonka, Minnesota (Minnesota corporation)

•	St. Jude Medical Colombia, Ltda. – Bogota, Colombia (Colombian corporation)

•	St. Jude Medical ATG, Inc. – Maple Grove, Minnesota (Minnesota corporation)

•	St. Jude Medical (Thailand) Co., Ltd. – Bangkok, Thailand (Thailand corporation)

•	Epicor Medical, Inc. – Sunnyvale, California (Delaware corporation)

•	Irvine Biomedical, Inc. – Irvine, California (California corporation)

•	Frank Merger Corporation – (Delaware corporation)

•	Velocimed, Inc. – Maple Grove, Minnesota (Delaware corporation)

•	Velocimed DMC, Inc. – Maple Grove, Minnesota (Delaware corporation)

•	Velocimed PFO, Inc. – Maple Grove, Minnesota (Delaware corporation)

•	Endocardial Solutions, Inc. – St. Paul, Minnesota (Delaware corporation)
–	Endocardial Solutions NV/SA (Belgian Corporation)

•	Savacor, Inc. – Los Angeles, California (Delaware Corporation)

•	Light Merger Corporation – (Delaware Corporation)

•	St. Jude Medical Argentina S.r.l. – Buenos Aires, Argentina (Argentinean corporation)

•	Advanced Neuromodulation Systems, Inc. – Plano, Texas (Texas Corporation)
–	Quest Acquisition Corp. – Plano, Texas (Texas Corporation)
–	Hi-Tronics Designs, Inc. – Budd Lake, New Jersey (New Jersey Corporation)
–	Neuro-Regeneration, Inc. – Plano, Texas (Texas Corporation)
–	Micronet Medical, Inc. – Plano, Texas (Minnesota Corporation)
–	Hug Centers of America I, Inc. – Plano, Texas (Delaware Corporation)
–	SPAC Acquisition Corp. – Wilmington, Delaware (Delaware Corporation)

–	ANS Germany GmbH (German corporation)
–	Advanced Neuromodulation Systems, UK Limited (United Kingdom corporation)
–	Advanced Neuromodulation Systems Australia Pty Limited (Australian corporation)
–	Advanced Neuromodulation Systems France S.A.S. (French corporation)

•	SJM International, Inc. – St. Paul, Minnesota (Delaware corporation)
–	Tokyo, Japan branch
–	St. Jude Medical Delaware Holding LLC (Delaware limited liability company)

SJM International, Inc. Wholly Owned Legal Entities (Directly and Indirectly):

•

St. Jude Medical Holland Finance C.V. (Netherlands limited partnership) (ownership of St. Jude Medical Holland Finance C.V. is shared by SJM International, Inc. and St. Jude Medical Delaware Holding LLC)

–	St. Jude Medical Luxembourg S.a r.l. (Luxembourg corporation) (wholly owned subsidiary of St. Jude Medical Holland Finance C.V.)
–	St. Jude Medical Investments B.V. (Netherlands corporation headquartered in Luxembourg) (wholly owned subsidiary of St. Jude Medical Luxembourg S.a r.l.)
–	St. Jude Medical Nederland B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Investments B.V.)
–	St. Jude Medical Enterprise AB (Swedish corporation headquartered in Luxembourg) (wholly owned subsidiary of St. Jude Medical Investments B.V.)
–	St. Jude Medical Puerto Rico B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Enterprise AB)
–	Puerto Rico branch of St. Jude Medical Puerto Rico B.V.
–	St. Jude Medical Coordination Center (Belgium branch of St. Jude Medical Enterprise AB)
–	St. Jude Medical AB (Swedish corporation) (wholly owned subsidiary of St. Jude Medical Enterprise AB)
–	St. Jude Medical Holdings B.V. (Netherlands corporation) (wholly owned subsidiary of St. Jude Medical Investments B.V.)
–	Getz Bros. Co. Ltd. (Japanese corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical India Private Limited (Indian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical (Singapore) Pte. Ltd. (Singaporean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical (Malaysia) Sdn Bhd (Malaysian corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical Taiwan Co. (Taiwan corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)
–	St. Jude Medical Korea YH (Korean corporation) (wholly owned subsidiary of St. Jude Medical Holdings B.V.)

•	St. Jude Medical Sweden AB (Swedish corporation)

•	St. Jude Medical Danmark A/S (Danish corporation)

•	St. Jude Medical (Portugal) – Distribuição de Produtos Médicos, Lda. (Portuguese corporation)

•	St. Jude Medical Export Ges.m.b.H. (Austrian corporation)

•	St. Jude Medical Medizintechnik Ges.m.b.H. (Austrian corporation)

•	St. Jude Medical Italia S.p.A. (Italian corporation)

•	St. Jude Medical Belgium (Belgian corporation)

•	St. Jude Medical España S.A. (Spanish corporation)

•	St. Jude Medical France S.A.S. (French corporation)

•	St. Jude Medical Finland O/y (Finnish corporation)

•	St. Jude Medical Sp.zo.o. (Polish corporation)

•	St. Jude Medical GmbH (German corporation)

•	St. Jude Medical Kft (Hungarian corporation)

•	St. Jude Medical UK Limited (United Kingdom corporation)

•	St. Jude Medical AG (Swiss corporation)

•	UAB “St. Jude Medical Baltic” (Lithuanian corporation)

•	St. Jude Medical Medizintechnik AG (Swiss corporation)

•	H-Solutions SA (French corporation)

•	Nexus Medical Sarl (French corporation)